UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

Life Clips, Inc.

(Name of Registrant as Specified in Its Charter)

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[ ]	Fee paid previously with preliminary materials.

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Life Clips, Inc.

18851 NE 29th Ave., Suite 700, PMB# 348

Aventura, FL 33180

(800) 292-8991

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Approximate Date of Mailing: August 31, 2017;

TO THE STOCKHOLDERS OF Life Clips, Inc.:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’
MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (“Common Stock”), of Life Clips, Inc., a Wyoming corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company:

1.	An increase in the number of authorized shares of Common Stock from 800,000,000 to 5,000,000,000 (the “Authorized Share Increase”).

The purpose of this Information Statement is to notify our stockholders that on August 9, 2017, a stockholder holding a majority of the voting power of our issued and outstanding shares of capital stock executed a written consent approving the Authorized Share Increase. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Authorized Share Increase will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent that we received constitutes the only stockholder approval required for the Authorized Share Increase under Wyoming law and the Company’s articles of incorporation and bylaws, each as amended. As a result, no further action by any other stockholder is required to approve the Authorized Share Increase and we have not and will not be soliciting your approval of the Authorized Share Increase. Notwithstanding, the holders of our Common Stock of record at the close of business on August 9, 2017 are entitled to notice of the stockholder action by written consent.

This notice and the accompanying Information Statement are being mailed to our holders of Common Stock of record as of August 9, 2017 on or about August 31, 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

By	/s/ Huey Long
Huey Long
Chief Executive Officer August 31, 2017

Life Clips, Inc.

18851 NE 29th Ave., Suite 700, PMB# 348

Aventura, FL 33180

(800) 292-8991

August 31, 2017

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about August 31, 2017 to the stockholders of record, as of August 9, 2017 (the “Record Date”), of Life Clips, Inc., a Wyoming corporation (hereinafter referred to as “we,” “us,” “our,” “Life Clips” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholder who holds a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Our board of directors and the stockholder holding a majority of our voting power took action by written consent to approve the following action:

1.	An increase in the number of authorized shares of Common Stock from 800,000,000 to 5,000,000,000 (the “Authorized Share Increase”).

On August 8, 2017, our board of directors unanimously approved an amendment to our Articles of Incorporation, as amended (the “Articles”), to effect the Authorized Share Increase (the “Amendment”). Subsequent to our board of directors’ approval of the Amendment, the holder of a majority of the voting power of our voting stock, on August 9, 2017 approved, by written consent, the Amendment. The consenting stockholder and their approximate ownership percentages of the voting stock of the Company, which totals in the aggregate 56.63% of the outstanding voting stock, through the consent of 1,000,000 shares of our Series A Preferred Stock, are as follows: 1,000,0000 shares (100%) of our Series A Preferred Stock.

The Authorized Share Increase will become effective upon the filing of the Amendment with the Secretary of State of the State of Wyoming (the “Effective Date”).

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to our stockholders.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 800,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of Preferred Stock, $0.001 par value per share, of which there are authorized 1,000,000 shares of Series A Preferred Stock (the “Series A Preferred”).

As of the August 9, 2017, there were 306,303,463 shares of common stock issued and outstanding, held by 65 holders of record, and 1,000,000 shares of Series A Preferred issued and outstanding held by one holder of record.

Holders of our common stock are entitled to one vote per share. Holders of Series A Preferred are entitled to 400 votes per share.

The Company’s Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “LCLP.” The last sale price of our Common Stock as reported on the OTCQB was $0.0009 on August 30, 2017.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 17-16-704 of the Wyoming Business Corporation Act (the “WBCA”) and the Articles of Incorporation of the Company. Section 17-16-704 of the WBCA provides that the articles of incorporation of a company may provide that any action required or permitted by the WBCA to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The Company’s Articles of Incorporation do so provide. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of our voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

BACKGROUND AND PURPOSE OF THE AMENDMENT

General

Our board of directors and the holder of our Series A Preferred representing a majority of the voting power of our capital stock, have taken action by written consent to authorize our board of directors to effect the Amendment. Our board of directors has discretion to abandon the Amendment prior to its effectiveness.

The Authorized Share Increase will become effective upon the filing of the Amendment with the Secretary of State of the State of Wyoming. We expect the Effective Date (i.e., the date that the Authorized Share Increase is effective) will occur on or about September 20, 2017.

Reasons for Proposed Amendment

Our Board of Directors’ primary reason for approving and recommending the Authorized Share Increase is to provide additional shares for issuance by the Company to enable the Company to raise additional capital, to complete acquisitions using the Company’s shares for consideration, and to ensure that the Company is in compliance with various loans, warrants and other agreements of the Company which are convertible into shares of Common Stock, wherein the Company covenanted to maintain adequate authorized but unissued shares of Common Stock to enable such conversions.

We believe that the Authorized Share Increase will make our Common Stock more attractive to a broader range of institutional and other investors. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Authorized Share Increase, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Authorized Share Increase or that the market price of our Common Stock will not decrease in the future. Accordingly, the total market capitalization of our Common Stock after the Authorized Share Increase may be lower than the total market capitalization before the Authorized Share Increase.

After undertaking a thorough analysis of the advisability of the Authorized Share Increase and considering the totality of the circumstances, our Board of Directors believes that it is fair to the stockholders of the Company, from a financial point of view, and in the best interests of us and our stockholders. The effectuation of the Authorized Share Increase is conditioned on our Board’s consideration of the totality of the circumstances.

Potential Effects of Proposed Amendment

The Authorized Share Increase will affect all holders of our Common Stock uniformly. The Authorized Share Increase is not intended to affect any stockholder’s percentage ownership interest in our company.

The Authorized Share Increase will not change the terms of our Common Stock. After the Authorized Share Increase, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

After the effective time of the Authorized Share Increase, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The Authorized Share Increase is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

The availability of a substantial number of authorized but un-reserved shares of our Common Stock resulting from the Authorized Share Increase, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our Common Stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Articles of Incorporation or bylaws as then in effect. The proposal to effectuate the Authorized Share Increase did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our board of directors did not authorize the Authorized Share Increase to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Accounting Matters

The proposed Amendment will not affect the par value of our Common Stock. As a result, at the effective time of the Authorized Share Increase, the stated capital on our balance sheet attributable to our Common Stock will not be affected.

Certain Federal Income Tax Consequences of the Authorized Share Increase

The will be no material U.S. federal income tax consequences of the Authorized Share Increase to holders of our Common Stock.

Dissenters’ Rights

Under the WBCA, stockholders will not be entitled to dissenters’ rights with respect to the proposed Amendment to effect the Authorized Share Increase and we do not intend to independently provide stockholders with such rights.

Amendment of the Company’s Articles of Incorporation

To effect the Authorized Share Increase, the Company will amend its Articles. The Articles Amendment will provide for the Authorized Share Increase becoming effective on the Effective Date. The form of the Articles Amendment is attached hereto as Exhibit A, and will amend the Articles to increase the number of authorized shares of Common Stock from 800,000,000 to 5,000,000,000.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2017, by the following persons:

●	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

●	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

●	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from August 9, 2017, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from August 9, 2017.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of August 30, 2017, there were 422,417,453 shares of our Common Stock outstanding, and 1,000,000 shares of our Series A Preferred outstanding.

Series A Senior Convertible Voting Non-Redeemable Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Victoria Rudman (1)	1,000,000	100%
All executive officers and directors as a group (1 person)	1,000,000	100%

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (3)
Huey Long, Chief Executive Officer and Director (1)	3,750,000	(2)	2.66	%(2)
All executive officers and directors as a group (1 person)	3,750,000		2.66%

(1)	The address of the forgoing is c/o Life Clips, Inc., 18851 NE 29th Ave., Suite 700 - PMB# 348, Aventura, FL 33180.
(2)	Pursuant to his employment agreement with the Company, Mr. Long will receive 3,750,000 shares of Common Stock on August 2, 2017.
(3)	Based on an aggregate of 422,417,453 common shares outstanding as of August 30, 2017

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

Market Information

The Company’s Common Stock is quoted on the OTCQB market tier of the OTC Markets Group Inc. under the symbol “LCLP.” Our common stock was initially listed on the OTCQB on December 15, 2015. On February 19, 2016, we effected a 11 for 1 forward stock split of our common stock. The following table sets forth the range of high and low sale prices for our Common Stock for the periods indicated. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

	High		Low

Quarter Ended March 31, 2015	$	N/A	$	N/A
Quarter Ended June 30, 2015	$	N/A	$	N/A
Quarter Ended September 30, 2015	$	N/A	$	N/A
Quarter Ended December 31, 2015		$0.20		$0.20

Quarter Ended March 31, 2016		$0.20		$0.20
Quarter Ended June 30, 2016		$0.635		$0.535
Quarter Ended September 30, 2016		$0.2024		$0.17
Quarter Ended December 31, 2016		$0.0249		$0.017

Quarter Ended March 31, 2017		$0.009		$0.0079
Quarter Ended June 30, 2017		$0.0024		$0.0022

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

As of August 30, 2017, we had 66 record holders of our Common Stock. The last sale price of our Common Stock as reported on the OTCQB was $0.0009 on August 30, 2017.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.lifeclips.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 18851 NE 29th Ave, Suite 700, Aventura, FL 33180 or by telephoning us at (800) 292-8991.

Our principal executive office is located at 18851 NE 29th Ave, Suite 700, Aventura, FL 33180. Our phone number is (800) 292-8991.

August 31, 2017	By Order of the Board of Directors,

	By	/s/ Huey Long
Huey Long
Chief Executive Officer

EXHIBIT A

Articles of Amendment

Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:
Life Clips, Inc.

2. Article number(s) 5(A) is amended as follows:

(A) Classes of Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is auth orized to issue is Five Billion Twenty Million (5,020,000,000). Five Billion (5,000,000,000) shares shall be Common Stock, each share with a par value of $0.001, and Twenty Million (20,000,000) shares shall be Preferred Stock, each share with a par value of $0.001.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 08/09/2017 .
(Date – mm/dd/yyyy)

P-Amendment – Revised October 2015

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: ______________________________ **Date:**

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Victoria Rudman

Title: Chief Financial Officer

Contact Person: Victoria Rudman

Daytime Phone Number: (800) 292-8991

Email: info@lifeclips.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment – Revised October 2015